CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2A of Partners Group Growth, LLC of our report dated May 30, 2026, relating to the financial statements, which appears in Partners Group Growth, LLC's Certified Shareholder Report on Form N-CSR for the year ended March 31, 2026. We also consent to the reference to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm; Legal Counsel,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, TX

June 26, 2026